Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $0.72 for the Quarter Ended March 31, 2014

OMAHA, Neb.--(BUSINESS WIRE)--April 17, 2014--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $0.72 on net income available to common shareholders of $0.5 million for the fiscal quarter ended March 31, 2014.

“Both of our business segments operate in a highly competitive environment. We continue to focus on customer service and reliability to differentiate AMCON and position us as an industry leader. We were pleased to make a small acquisition this quarter that enhances our strength in the North Dakota market,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We are actively pursuing acquisitions to enhance and expand our service territory.”

Our wholesale distribution segment reported revenues of $263.2 million and operating income before depreciation and amortization of $2.6 million for the second fiscal quarter of 2014. The retail health food segment reported revenues of $9.2 million and operating income before depreciation and amortization of $0.6 million for the same period.

“Our annual spring trade show was very well received and provides momentum as we enter our seasonally strong period. We continue to expend resources to enhance our capability in foodservice as the convenience industry is increasingly focused on the profits derived from these products and services,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“Our Chamberlin’s and Akin’s retail health food stores have a strong and long-standing brand dating back to 1935. As the natural health food industry has grown, so too has the interest in health food retailing from national and regional competitors. As a result, the number of retail entrants in our Midwestern markets has outpaced the natural food industry growth in those markets which impacts our sales,” said Eric J. Hinkefent, President of AMCON’s Retail Health Food Segment.

“We continue to maintain a high degree of balance sheet liquidity. At March 31, 2014 our shareholders’ equity was $53.4 million and consolidated debt was $24.2 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “The expansion of our foodservice facilities at our Rapid City, South Dakota branch continues to progress according to plan. This expansion will provide significant additional capacity to meet our customers’ growing needs in the Dakotas resulting from considerable growth as well as our recent acquisition in that market. In addition, we continue to invest in information technology for internal and external purposes,” added Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2014 and September 30, 2013

	March	September
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash	$396,560	$275,036
Accounts receivable, less allowance for doubtful accounts of $1.2 million and $1.1 million at March 2014 and September 2013, respectively	26,894,796	28,383,205
Inventories, net	49,075,457	46,125,187
Deferred income taxes	1,502,474	1,831,933
Prepaid and other current assets	4,996,292	5,001,992
Total current assets	82,865,579	81,617,353

Property and equipment, net	13,525,701	13,088,859
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,638,478	4,820,978
Other assets	484,828	497,882
	$107,864,413	$106,374,899
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,904,672	$15,859,636
Accrued expenses	5,472,356	6,714,444
Accrued wages, salaries and bonuses	1,992,439	2,754,136
Income taxes payable	303,759	1,922,351
Current maturities of long-term debt	560,647	998,788
Total current liabilities	24,233,873	28,249,355

Credit facility	19,768,331	14,841,712
Deferred income taxes	3,459,998	3,327,010
Long-term debt, less current maturities	3,907,110	4,076,892
Other long-term liabilities	235,373	239,396
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both March 2014 and September 2013	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both March 2014 and September 2013, and a total liquidation preference of $0.4 million at both March 2014 and September 2013	400,000	400,000
Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 611,432 shares outstanding at March 2014 and 623,115 shares outstanding at September 2013	6,677	6,543
Additional paid-in capital	13,580,479	12,502,135
Retained earnings	45,015,446	43,532,812
Treasury stock at cost	(5,242,874)	(3,300,956)
Total shareholders’ equity	53,359,728	52,740,534
	$107,864,413	$106,374,899

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2014 and 2013

	For the three months		For the six months
	ended March		ended March
	2014	2013	2014	2013
Sales (including excise taxes of $85.7 million and $87.2 million, and $183.1 million and $185.2 million, respectively)	$272,421,788	$274,568,151	$578,047,345	$576,786,472
Cost of sales	254,801,826	256,271,131	540,786,320	539,259,663
Gross profit	17,619,962	18,297,020	37,261,025	37,526,809

Selling, general and administrative expenses	15,812,174	15,438,195	32,304,437	31,286,667
Depreciation and amortization	628,834	599,785	1,252,874	1,193,647
	16,441,008	16,037,980	33,557,311	32,480,314
Operating income	1,178,954	2,259,040	3,703,714	5,046,495

Other expense (income):
Interest expense	222,624	248,992	524,619	565,044
Other (income), net	(38,955)	(114,846)	(69,186)	(176,195)
	183,669	134,146	455,433	388,849
Income from operations before income tax expense	995,285	2,124,894	3,248,281	4,657,646
Income tax expense	464,000	911,000	1,429,000	1,981,000
Net income	531,285	1,213,894	1,819,281	2,676,646
Preferred stock dividend requirements	(48,108)	(48,108)	(97,285)	(107,399)
Net income available to common shareholders	$483,177	$1,165,786	$1,721,996	$2,569,247

Basic earnings per share available to common shareholders	$0.79	$1.87	$2.79	$4.13
Diluted earnings per share available to common shareholders	$0.72	$1.63	$2.46	$3.55

Basic weighted average shares outstanding	611,432	623,115	616,888	622,692
Diluted weighted average shares outstanding	737,461	743,195	739,223	754,881

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2014 and 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,819,281	$2,676,646
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,070,374	1,011,147
Amortization	182,500	182,500
Gain on sale of property and equipment	(24,746)	(71,131)
Equity-based compensation	717,821	652,421
Deferred income taxes	462,447	457,525
Provision for losses on doubtful accounts	132,000	39,000
Provision for losses (recoveries) on inventory obsolescence	(1,121)	49,179
Other	(4,023)	(4,023)

Changes in assets and liabilities:
Accounts receivable	1,356,409	1,686,669
Inventories	(2,474,084)	(780,967)
Prepaid and other current assets	5,700	152,987
Other assets	13,054	36,724
Accounts payable	(34,071)	(1,802,183)
Accrued expenses and accrued wages, salaries and bonuses	(1,565,640)	(1,123,486)
Income tax payable	(1,618,592)	(2,060,080)
Net cash flows from operating activities	37,309	1,102,928

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,362,832)	(1,104,229)
Proceeds from sales of property and equipment	29,969	139,540
Acquisition	(513,938)	—
Net cash flows from investing activities	(1,846,801)	(964,689)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	4,926,619	3,378,417
Principal payments on long-term debt	(607,923)	(587,355)
Repurchase of Series B Convertible Preferred Stock and common stock	(1,941,918)	(2,572,085)
Dividends paid on convertible preferred stock	(97,285)	(107,399)
Dividends on common stock	(239,362)	(234,917)
Proceeds from exercise of stock options	—	1,180
Withholdings on the exercise of equity-based awards	(109,115)	(74,610)
Net cash flows from financing activities	1,931,016	(196,769)

Net change in cash	121,524	(58,530)

Cash, beginning of period	275,036	491,387
Cash, end of period	$396,560	$432,857

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$523,081	$564,422
Cash paid during the period for income taxes	2,585,145	3,583,555

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	152,311	57,412
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,154,869	1,389,258
Conversion by holder of Series B Convertible Preferred Stock to common stock	—	100,000
Common stock acquired with other consideration	—	760,871

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727